Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports First Quarter 2022 Financial Results
•Worldwide revenue of $208.9 million for the first quarter 2022, representing an increase of 125.8% from the prior year period
•GAAP net income of $43.0 million for the first quarter 2022, compared to GAAP net income of $9.0 million in the prior year period
•GAAP fully diluted net income of $0.61 for the first quarter 2022, compared to GAAP fully diluted net income of $0.13 in the prior year period; adjusted fully diluted EPS of $0.97 for the first quarter 2022, compared to adjusted fully diluted EPS of $0.05 in the prior year period
•Net cash provided by operating activities was $10.3 million for the first quarter 2022. Free cash flow was $7.1 million in the first quarter 2022
•The Company provides second quarter 2022 revenue and adjusted diluted earnings per share guidance; increases full year guidance
NORTH BILLERICA, MA., April 29, 2022 - Lantheus Holdings, Inc. (NASDAQ: LNTH) (Lantheus), an established leader and fully integrated provider committed to innovative imaging diagnostics, targeted therapeutics and artificial intelligence solutions to find, fight and follow serious medical conditions, today reported financial results for its first quarter ended March 31, 2022.
The Company’s worldwide revenue for the first quarter of 2022 totaled $208.9 million, compared with $92.5 million for the first quarter of 2021, representing an increase of 125.8% from the prior year period.
The Company’s first quarter 2022 GAAP net income was $43.0 million, or $0.61 per fully diluted share, as compared to GAAP net income of $9.0 million, or $0.13 per fully diluted share for the first quarter of 2021.
The Company’s first quarter 2022 adjusted fully diluted earnings per share were $0.97, as compared to $0.05 for the first quarter of 2021, representing an increase of approximately $0.92 from the prior year period.
Lastly, net cash provided by operating activities was $10.3 million for the first quarter 2022. Free Cash Flow was $7.1 million in the first quarter of 2022, representing a decrease of approximately $0.2 million from the prior year period.
“We continued to deliver strong performance with record revenue and earnings in the first quarter of 2022, led primarily by rapidly increasing PYLARIFY sales,” said Mary Anne Heino, President and CEO. “We are executing on our strategy to accelerate growth, diversify our portfolio, and position Lantheus as the category leader in markets in which we compete. We are excited by our recent strategic collaborations for PYLARIFY and PYLARIFY AI and continue to assess longer-term revenue opportunities through strategic transactions and internal development to drive shareholder value.”
The Company updates its guidance for full year 2022 and offers the following guidance for the second quarter:

	Q2 Guidance Issued April 29, 2022	Previous Guidance Issued February 24, 2022
Q2 FY 2022 Revenue	$200 million - $215 million	N/A
Q2 FY 2022 Adjusted Fully Diluted EPS	$0.67 - $0.73	N/A
	FY Guidance Updated April 29, 2022	FY Guidance Issued February 24, 2022
FY 2022 Revenue	$800 million - $835 million	$685 million - $710 million
FY 2022 Adjusted Fully Diluted EPS	$2.90 - $3.15	$1.95 - $2.05

On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments (including liability accruals relating to the contingent value rights issued as part of the Progenics Pharmaceuticals, Inc. acquisition), and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Friday, April 29, 2022 at 8:00 a.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 8691334. A live webcast will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc., Progenics Pharmaceuticals, Inc. and EXINI Diagnostics AB and an established leader and fully integrated provider committed to innovative imaging diagnostics, targeted therapeutics and artificial intelligence solutions to Find Fight and Follow® serious medical conditions. Lantheus provides a broad portfolio of products, including the echocardiography agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; PYLARIFY®, a PSMA PET imaging agent for the detection of suspected recurrent or metastatic prostate cancer; PYLARIFY AI™, an artificial intelligence platform that assists in the evaluation of PSMA PET images; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; AZEDRA® for the treatment of certain rare neuroendocrine tumors; and RELISTOR® for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies, Inc. The Company is headquartered in North Billerica, Massachusetts, with additional offices in New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “believe,” “could,” “estimate,” “expect,” “look forward to,” “may,” “plan,” “predict,” “target,” “will,” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly DEFINITY, in the face of segment competition and potential generic competition, including as a result of patent and regulatory exclusivity expirations and challenges; (ii) our ability to continue to grow PYLARIFY as a commercial product, including (A) our ability to obtain FDA approval for additional positron emission tomography (“PET”) manufacturing facilities (“PMFs”) to manufacture PYLARIFY, (B) the ability of PMFs to manufacture PYLARIFY to meet product demand, (C) our ability to sell PYLARIFY to customers, (D) our ability to obtain and maintain adequate coding, coverage and payment for PYLARIFY, and (E) our ability to establish PYLARIFY as a leading PSMA PET imaging agent in a competitive environment in which other PSMA PET imaging agents have been approved and additional ones are in development; (iii) the global Molybdenum-99 (“Mo-99”) supply; (iv) our ability to have third party manufacturers manufacture our products and our ability to use our in-house manufacturing capacity; (v) our ability to successfully launch PYLARIFY AI as a commercial product; (vi) the continuing impact of the global COVID-19 pandemic on our business, financial condition and prospects; (vii) the efforts and timing for clinical development of our product candidates and new clinical applications for our products, in each case, that we may develop, including 1095 and LMI 1195, or that our strategic partners may develop, including flurpiridaz fluorine-18 (“F 18”); (viii) our ability to identify and acquire or in-license additional diagnostic and therapeutic product opportunities in oncology and other strategic areas; (ix) the potential reclassification by the FDA of certain of our products and product candidates from drugs to devices with the expense, complexity and potentially more limited competitive protection such reclassification could cause; and (x) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$208,880	$92,509
Cost of goods sold	79,810	51,479
Gross profit	129,070	41,030
Operating expenses
Sales and marketing	20,354	14,173
General and administrative	37,588	16,138
Research and development	12,203	10,360
Total operating expenses	70,145	40,671
Gain on sale of assets	—	15,263
Operating income	58,925	15,622
Interest expense	1,509	2,718
Gain on extinguishment of debt	—	(889)
Other income	(485)	(549)
Income before income taxes	57,901	14,342
Income tax expense	14,939	5,334
Net income	$42,962	$9,008
Net income per common share:
Basic	$0.63	$0.13
Diluted	$0.61	$0.13
Weighted-average common shares outstanding:
Basic	68,008	67,094
Diluted	70,051	67,714

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended March 31,
	2022	2021	% Change
DEFINITY	$58,328	$55,971	4.2%
TechneLite	22,605	22,800	(0.9)%
Other precision diagnostics	5,265	6,984	(24.6)%
Total precision diagnostics	86,198	85,755	0.5%
PYLARIFY	92,777	—	N/A
Other radiopharmaceutical oncology	1,327	1,500	(11.5)%
Total radiopharmaceutical oncology	94,104	1,500	6,173.6%
Strategic Partnerships and other revenue	28,578	5,254	443.9%
Total revenues	$208,880	$92,509	125.8%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2022	2021
Net income	$42,962	$9,008
Stock and incentive plan compensation	5,623	3,317
Amortization of acquired intangible assets	8,306	4,685
Acquired debt fair value adjustment	—	(307)
Contingent consideration fair value adjustments	18,400	300
Non-recurring severance related fees	—	436
Non-recurring fees	(732)	—
Extinguishment of debt	—	(889)
Gain on sale of assets	—	(15,263)
Integration costs	—	19
Acquisition-related costs	447	(103)
ARO Acceleration and other related costs	1,591	—
Other	129	10
Income tax effect of non-GAAP adjustments(a)	(8,896)	2,083
Adjusted net income	$67,830	$3,296
Adjusted net income, as a percentage of revenues	32.5%	3.6%

	Three Months Ended March 31,
	2022	2021
Net income per share - diluted	$0.61	$0.13
Stock and incentive plan compensation	0.08	0.05
Amortization of acquired intangible assets	0.12	0.08
Acquired debt fair value adjustment	—	(0.01)
Contingent consideration fair value adjustments	0.26	0.01
Non-recurring severance related fees	—	0.01
Non-recurring fees	(0.01)	—
Extinguishment of debt	—	(0.01)
Gain on sale of assets	—	(0.23)
Integration costs	—	—
Acquisition-related costs	0.01	(0.01)
ARO Acceleration and other related costs	0.02	—
Income tax effect of non-GAAP adjustments(a)	(0.12)	0.03
Adjusted net income per share - diluted	$0.97	$0.05
Weighted-average common shares outstanding - diluted	70,051	67,714
(a)The income tax effect of the adjustments between GAAP net loss and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$10,264	$9,818
Capital expenditures	(3,190)	(2,520)
Free cash flow	$7,074	$7,298

Net cash (used in) provided by investing activities	$(1,390)	$13,303
Net cash used in financing activities	$(2,179)	$(34,791)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	March 31, 2021	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$105,355	$98,508
Accounts receivable, net	172,283	89,336
Inventory	34,249	35,129
Other current assets	12,860	12,818
Total current assets	324,747	235,791
Property, plant and equipment, net	116,959	116,772
Intangibles, net	340,204	348,510
Goodwill	61,189	61,189
Deferred tax assets, net	47,868	62,764
Other long-term assets	42,199	38,758
Total assets	$933,166	$863,784
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$12,878	$11,642
Accounts payable	22,383	20,787
Accrued expenses and other liabilities	142,396	58,068
Total current liabilities	177,657	90,497
Asset retirement obligations	21,514	20,833
Long-term debt, net and other borrowings	159,369	163,121
Other long-term liabilities	58,776	124,894
Total liabilities	417,316	399,345
Total stockholders’ equity	515,850	464,439
Total liabilities and stockholders’ equity	$933,166	$863,784

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Contacts:
Mark Kinarney
Senior Director, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Director, Corporate Communications
646-975-2533
media@lantheus.com